    As filed with the Securities and Exchange Commission on December 27, 2000

                                                 REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ---------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------------
                         AVANT IMMUNOTHERAPEUTICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                   13-3191702
   (STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)

                               119 FOURTH AVENUE
                                NEEDHAM, MA 02494
                                 (781) 433-0771

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                      MEGAN HEALTH, INC. STOCK OPTION PLAN
                              (FULL TITLE OF PLAN)
                       ----------------------------------

                               UNA S. RYAN, PH.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         AVANT IMMUNOTHERAPEUTICS, INC.
                                119 FOURTH AVENUE
                                NEEDHAM, MA 02494
                                 (718) 433-0771
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                  --------------------------------------------
                                 With a copy to:
                              STUART M. CABLE, P.C.
                            ETTORE A. SANTUCCI, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000
                     --------------------------------------
                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
  Title of Securities To Be      Amount To Be         Proposed Maximum          Proposed Maximum           Amount of
          Registered            Registered (2)    Offering Price Per Share  Aggregate Offering Price    Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001     31,910 (3)             $6.13(4)                   $195,608                 $48.90
        per share (1)

============================================================================================================================

(1) This Registration Statement also relates to rights to purchase shares of Series C-1 Junior Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of Common Stock issued, pursuant to the terms of the Registrant's Shareholder Rights Agreement dated November 10, 1994. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such stock. Because no separate consideration is paid for the rights, the registration fee therefor is included in the fee for the Common Stock.
(2) This Registration Statement also relates to such indeterminate number of additional shares of AVANT Immunotherapeutics, Inc. Common Stock as may be required pursuant to the Megan Health, Inc. Stock Option Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the plan or other similar event.
(3) This Registration Statement relates to 31,910 shares of AVANT Immunotherapeutics, Inc. Common Stock that may be issued upon the exercise of options issued under the Megan Health, Inc. Stock Option Plan, which options were assumed by AVANT Immunotherapeutics, Inc. in connection with an Agreement and Plan of Merger, dated November 20, 2000, by and among AVANT Immunotherapeutics, Inc., AVANT Acquisition Corp. and Megan Health, Inc.
(4) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the registration fee and is based upon the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on December 22, 2000.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.        Plan Information.*
               ----------------


Item 2.        Registrant Information and Employee Plan Annual Information.*
               -----------------------------------------------------------


        * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Introductory Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.        Incorporation of Certain Documents by Reference.
               -----------------------------------------------

        AVANT Immunotherapeutics, Inc. (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (as amended on Form 10-K/A filed on July 25, 2000).

        (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

        (c) The Registrant's definitive Proxy Statement for its annual meeting of stockholders filed on March 28, 2000.

        (d)    The Registrant's Current Report on Form 8-K filed on July 19,
               2000.

        (e) The Registrant's Current Report on Form 8-K filed on December 12, 2000.

        (f) The description of the Registrant's common stock contained in its Registration Statement on Form 8-A, filed with the Commission on September 22, 1986 under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendments and reports filed for the purpose of updating that description.

        (g) The description of the rights to purchase shares of the Company's Series C-1 Junior Participating Cumulative Preferred Stock contained in the Company's Registration Statement on Form 8-A, filed on November 14, 1994, and any amendments and reports filed for the purpose of updating that description.

        In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.        Description of Securities.
               -------------------------

        Not Applicable.


Item 5.        Interests of Named Experts and Counsel.
               --------------------------------------

        Not Applicable.

Item 6.        Indemnification of Directors and Officers.
               -----------------------------------------

        The Registrant is a Delaware corporation. In accordance with the Delaware General Corporation Law (the "DGCL"), Article Sixth of the Registrant's Third Restated Certificate of Incorporation, as amended, provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

        The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification right provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the corporation's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court. The Amended and Restated Bylaws of the Registrant (the "Bylaws") provide for indemnification to the directors, officers, employees and agents of the Registrant consistent with that authorized by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors and officers of the Registrant pursuant to the foregoing provision or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Exchange Act and is therefore, unenforceable.

        The Registrant currently carries a directors' and officers' liability insurance policy which provides for payment of expenses of the Registrant's directors and officers in connection with threatened, pending or completed actions, suits or proceedings against them in their capacities as directors and officers, in accordance with the Bylaws and the DGCL.

Item 7.        Exemption From Registration Claimed.
               -----------------------------------

        Not Applicable.

Item 8.        Exhibits.
               --------

        The following is a complete list of exhibits filed as part of this Registration Statement.

Exhibit
-------

     4.1 Third Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-4 (Reg. No. 333-59215)).

     4.2 Certificate of Amendment of Third Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (Reg. No. 333- 59215)).

     4.3 Certificate of Designation for Series C-1 Junior Participating Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (Reg. No. 333-59215)).

     4.4 Second Certificate of Amendment of Third Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-4 (Reg. No. 333-59215)).

     4.5 Amended and Restated By-Laws of the Company as of November 10, 1994 (incorporated herein by reference to Exhibit 3.3 of the Company's Registration Statement on Form S-4 (Reg. No. 333- 59215)).

     4.6  Megan Health, Inc. Stock Option Plan.

     5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

     23.1 Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1).

     24.1 Powers of Attorney (contained on the signature page to this Registration Statement).

Item 9.         Undertakings.
                ------------

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts, on this 27th day of December, 2000.

                                      AVANT Immunotherapeutics, Inc.


                                      By:   /s/ Una S. Ryan
                                           ------------------------------------
                                           Una S. Ryan, Ph.D.
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Una S. Ryan and Avery W. Catlin such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.




         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                                    Title                                  Date
       ---------                                    -----                                  ----

/s/ Una S. Ryan, Ph.D.              President, Chief Executive Officer and           December 27, 2000
--------------------------          Director (Principal Executive Officer)
Una S. Ryan, Ph.D.


/s/ J. Barrie Ward, Ph.D.           Chairman                                         December 27, 2000
---------------------------
J. Barrie Ward, Ph.D.


/s/ Avery W. Catlin                 Senior Vice President,                           December 27, 2000
---------------------------         Chief Financial Officer and Treasurer
Avery W. Catlin                     (Principal Financial Officer and
                                    Principal Accounting Officer)


/s/ Harry H. Penner, Jr.            Director                                         December 27, 2000
---------------------------
Harry H. Penner, Jr.


/s/ Peter A. Sears, Esq.            Director                                         December 27, 2000
---------------------------
Peter A. Sears, Esq.




/s/ Thomas R. Ostermueller          Director                                         December 27, 2000
---------------------------
Thomas R. Ostermueller


/s/ John L. Littlechild             Director                                         December 27, 2000
---------------------------
John L. Littlechild


/s/ Frederick W. Kyle               Director                                         December 27, 2000
---------------------------
Frederick W. Kyle

                                  EXHIBIT INDEX

Exhibit No.               Description
-----------               -----------

     4.1 Third Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-4 (Reg. No. 333-59215)).

     4.2 Certificate of Amendment of Third Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (Reg. No. 333- 59215)).

     4.3 Certificate of Designation for Series C-1 Junior Participating Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (Reg. No. 333-59215)).

     4.4 Second Certificate of Amendment of Third Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-4 (Reg. No. 333-59215)).

     4.5 Amended and Restated By-Laws of the Company as of November 10, 1994 (incorporated herein by reference to Exhibit 3.3 of the Company's Registration Statement on Form S-4 (Reg. No. 333- 59215)).

     4.6  Megan Health, Inc. Stock Option Plan.

     5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

     23.1 Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1).

     24.1 Powers of Attorney (contained on the signature page to this Registration Statement).